Exhibit 23(b)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333–60975) and Form S-8 (File Nos, 2-91950, 2-93578, 33-18278, 33-29014, 33-39215, 333-47268, 33-56420, 33-53303, 333-51073, 333-93803 and 333- 93805) of Mandalay Resort Group of our report dated January 11, 2002 relating to the financial statements of the Elgin Riverboat Resort — Riverboat Casino, which appears in this Form 10-K/A of Mandalay Resort Group for the year ended January 31, 2001.

PricewaterhouseCoopers LLP

Chicago, Illinois

March 22, 2002